Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

On May 14, 2014, Glu Mobile Inc. (“Glu” or the “Company”) completed the acquisition of PlayFirst, Inc., a Delaware corporation (“PlayFirst”). PlayFirst, which is based in San Francisco, California, develops casual games for smartphones and other mobile devices.

On August 20, 2014, the Company completed the acquisition of Cie Games, Inc., a Delaware corporation (“Cie Games”). Cie Games is based in Long Beach, California and develops racing genre games for smartphones and other mobile devices.

In connection with the acquisition of PlayFirst, the purchase price consideration amounted to $11,553, representing 2,955 shares of the Company’s common stock valued at $3.91 per share. The number of shares comprising the purchase price consideration was reduced from 3,000 shares to 2,955 shares due to a working capital adjustment. In addition, the Company withheld a total of 106 shares to cover stockholders’ agent expenses and tax obligations of certain PlayFirst stockholders, which resulted in the Company issuing a total of 2,849 shares in the acquisition. Of the 2,849 shares issued in the acquisition, 1,500 shares were held back in escrow and will be retained by the Company for 24 months to satisfy potential indemnification claims under the PlayFirst merger agreement. In addition, the Company assumed approximately $3,280 of PlayFirst net liabilities. All outstanding PlayFirst capital stock, stock options and warrants were cancelled at the closing of the acquisition.

In connection with the acquisition of Cie Games, the Company agreed to pay and issued in exchange for all of the issued and outstanding shares of Cie Games an aggregate of (1) approximately $29,495 in cash consideration, and (2) approximately $50,813 of equity consideration, representing 9,983 shares of the Company’s common stock (the “Cie Shares”) valued at $5.09 per share. Approximately 2,139 of the Cie Shares were held back in escrow and will be retained by the Company for 18 months to satisfy potential indemnification claims under the Merger Agreement. In addition, $280 of the cash consideration was held back and may be released to the former stockholders of Cie Games to the extent the Company receives a tax refund relating to Cie Games’ operations from January 1, 2014 through the date of the closing of the acquisition and a further $250 of the cash consideration was held back to satisfy working capital shortfalls, if any, prior to any reduction in the Cie Shares. All outstanding Cie Games capital stock and equity awards were cancelled at the closing of the acquisition.

The following unaudited pro forma combined condensed financial information gives effect to the acquisition by the Company of all of the outstanding shares of PlayFirst and Cie Games. These unaudited pro forma statements were prepared as if the acquisitions had been completed as of January 1, 2013 for the statement of operations for PlayFirst and Cie Games and as of June 30, 2014 for the Cie Games balance sheet.

The unaudited pro forma combined condensed financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements of the Company, PlayFirst and Cie Games. The Company’s historical consolidated financial statements for the year ended December 31, 2013 are included in the Form 10-K that the Company filed with the Securities and Exchange Commission (“SEC”) on March 14, 2014 and the Company’s historical condensed consolidated financial statements for the six months ended June 30, 2014 are included in the Form 10-Q that the Company filed with the SEC on August 11, 2014. PlayFirst’s historical financial statements for the year ended December 31, 2013 and the three months ended March 31, 2014 are included in the Form 8-K/A that the Company filed with the SEC on July 28, 2014. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2014 combine the consolidated results of operations of the Company for the six months ended June 30, 2014, the results of operations of PlayFirst for the period January 1, 2014 through May 14, 2014 (the date of acquisition) and the results of operations of Cie Games for the six months ended June 30, 2014. The unaudited pro forma combined condensed balance sheet as of June 30, 2014 combines the Company’s balance sheet as of June 30, 2014 and Cie Games’ balance sheet as of June 30, 2014. PlayFirst’s balance sheet and results of operations subsequent to the May 14, 2014 acquisition date are included in Glu’s balance sheet at June 30, 2014. The historical financial statements of Cie Games for the year ended December 31, 2013 and the six months ended June 30, 2014 are included in exhibit 99.1 of this Form 8-K/A.

The pro forma acquisition adjustments described in Note 2 were based on available information and certain assumptions made by the Company’s management and may be revised as additional information becomes available. The unaudited pro forma combined condensed financial information was presented for illustrative purposes only and is not necessarily intended to represent what the Company’s financial position is or results of operations would have been if the acquisitions

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)

had occurred on that date or to project the Company’s results of operations for any future period. Since the Company, Cie Games and PlayFirst were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.

The unaudited pro forma combined condensed statement of operations included herein has been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET AS OF

JUNE 30, 2014

(in thousands)

	Historical Glu Mobile Inc.	Historical Cie Games, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$71,456	$1,932	$(29,495	)(2)	$43,893
Accounts receivable, net	15,963	4,207	—		20,170
Prepaid expenses and other	6,496	2,579	(2,434	)(5)	6,641

Total current assets	93,915	8,718	(31,929)		70,704
Property and equipment, net	4,272	526	(14	)(9)	4,784
Restricted cash	1,790	200	—		1,990
Other long-term assets	630	60	—		690
Intangible assets, net	8,049	—	23,500	(3)	31,549
Goodwill	30,809	—	63,224	(4)	94,033

Total assets	$139,465	$9,504	$54,781		$203,750

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,198	$935	$785	(7)	$10,918
Accrued liabilities	2,458	2,065	—		4,523
Accrued compensation	8,239	473	—		8,712
Accrued royalties	1,556	199	97	(6)	1,852
Notes payable to related party, net	—	366	—		366
Deferred revenues	14,738	2,654	(2,361	)(8)	15,031

Total current liabilities	36,189	6,692	(1,479)		41,402
Other long-term liabilities	2,248	—	—		2,248

Total liabilities	38,437	6,692	(1,479)		43,650

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—	(10)	—
Common stock	9	—	—	(10)	9
Additional paid-in capital	356,352	2,100	(2,100	)(10)	407,072
			50,813	(1)
			(93	)(11)
Accumulated other comprehensive income	513	—	—		513
Accumulated deficit	(255,846)	712	7,640	(12)	(247,494)

Total stockholders’ equity	101,028	2,812	56,260		160,100

Total liabilities and stockholders’ equity	$139,465	$9,504	$54,781		$203,750

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(in thousands)

	Historical Glu Mobile Inc. Six Months Ended June 30, 2014	Historical PlayFirst, Inc. Period Ended May 14, 2014	PlayFirst, Inc. Pro Forma Adjustments		Glu Mobile Inc. Subtotal After PlayFirst Acqusition	Historical Cie Games, Inc. Six Months Ended June 30, 2014	Cie Games, Inc. Pro Forma Adjustments		Pro Forma Combined
Revenues	$85,490	$3,248	$—		$88,738	$9,584	$—		$98,322
Cost of revenues:
Platform commissions, royalties and other	25,634	1,100	—		26,734	3,994	—		30,728
Amortization of intangible assets	995	—	275	(13)	1,270	—	3,630	(14)	4,900

Total cost of revenues	26,629	1,100	275		28,004	3,994	3,630		35,628

Gross profit	58,861	2,148	(275)		60,734	5,590	(3,630)		62,694

Operating expenses:
Research and development	32,876	1,631	—		34,507	1,609	—		36,116
Sales and marketing	17,474	222	—		17,696	1,489	—		19,185
General and administrative	11,057	1,207	—		12,264	1,120	—		13,384
Restructuring charge	254	—	—		254	—	—		254
Amortization of intangible assets	159	—	—		159	—	—		159

Total operating expenses	61,820	3,060	—		64,880	4,218	—		69,098

Income/(loss) from operations	(2,959)	(912)	(275)		(4,146)	1,372	(3,630)		(6,404)
Interest and other income/(expense), net:
Interest income/(expense)	13	(41)	—		(28)	(17)	—		(45)
Other (expense)/income, net	(167)	(15)	—		(182)	13	—		(169)

Interest and other (expense)/income, net	(154)	(56)	—		(210)	(4)	—		(214)

Income/(loss) before income taxes	(3,113)	(968)	(275)		(4,356)	1,368	(3,630)		(6,618)
Income tax provision	(522)	(3)	—		(525)	(450)	—		(975)

Net income/(loss)	$(3,635)	(971)	(275)		(4,881)	918	(3,630)		(7,593)

Net loss per common share:	$(0.04)				(0.06)				(0.08)
Weighted average common shares outstanding—basic and diluted	82,634	—	995	(15)	83,629	—	7,844	(16)	91,473

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands)

	Historical Glu Mobile Inc.	Historical PlayFirst, Inc.		PlayFirst, Inc. Pro Forma Adjustments			Glu Mobile Inc. Subtotal After PlayFirst Acqusition	Historical Cie Games, Inc.		Cie Games, Inc. Pro Forma Adjustments			Pro Forma Combined
Revenues	$105,613		$11,539		$—		$117,152		$19,943		$—		$137,095
Cost of revenues:
Platform commissions, royalties and other	32,371		3,964		—		36,335		8,216		—		44,551
Impairment of prepaid royalties and guarantees	435		—		—		435		253		—		688
Amortization of intangible assets	4,238		—		873	(13)	5,111		—		7,260	(14)	12,371

Total cost of revenues	37,044		3,964		873		41,881		8,469		7,260		57,610

Gross profit	68,569		7,575		(873)		75,271		11,474		(7,260)		79,485

Operating expenses:
Research and development	46,877		6,422		—		53,299		4,498		—		57,797
Sales and marketing	26,120		3,110		—		29,230		4,265		—		33,495
General and administrative	15,550		3,179		—		18,729		2,565		—		21,294
Amortization of intangible assets	1,336		—		—		1,336		—		—		1,336
Restructuring charge	1,448		—		—		1,448		—		—		1,448

Total operating expenses	91,331		12,711		—		104,042		11,328		—		115,370

Income/(loss) from operations	(22,762)		(5,136)		(873)		(28,771)		146		(7,260)		(35,885)
Interest and other income/(expense), net:
Interest income/(expense)	16		(154)		—		(138)		(40)		—		(178)
Other (expense)/income, net	(6)		64		—		58		28		—		86

Interest and other (expense)/income, net	10		(90)		—		(80)		(12)		—		(92)

Income/(loss) before income taxes	(22,752)		(5,226)		(873)		(28,851)		134		(7,260)		(35,977)
Income tax benefit/(provision)	2,843		(2)		—		2,841		127		—		2,968

Net loss	$(19,909)		$(5,228)		$(873)		$(26,010)		$261		$(7,260)		$(33,009)

Net loss per common share:	$(0.28)	$		$			$(0.36)	$		$			$(0.41)
Weighted average common shares outstanding—basic and diluted	71,453		—		1,349	(15)	72,802		—		7,844	(16)	80,646

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(in thousands)

NOTE 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Company, PlayFirst and Cie Games after giving effect to the acquisitions using the purchase accounting method in accordance with the Financial Accounting Standards Board (“FASB’) Accounting Standards Codification (“ASC”) 805, Business Combinations, and include all adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable. In accordance with ASC 805, the Company allocates the purchase price of the acquisition to the tangible assets, liabilities, and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. During the measurement period, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. After the measurement period, which could be up to one year after the transaction date, the Company records subsequent adjustments to its statement of operations.

The allocation of the purchase price is preliminary and based on valuations derived from estimated fair value assessments and assumptions used by management. The estimated fair values of the assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of the acquisition. The Company believes that the information provides a reasonable basis for estimating the fair value of assets acquired and liabilities assumed, however, the preliminary measurements of fair value are subject to change. The Company expects to finalize the valuation of the assets acquired and liabilities assumed as soon as practicable, but not later than one-year from the acquisition date.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisitions of PlayFirst and Cie Games. The unaudited pro forma condensed combined financial information also does not include any future integration costs. The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only, in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company, PlayFirst and Cie Games been operating as a combined company during the specified periods presented.

Cie Games, Inc.

Under the purchase method of accounting, the Company allocated the total preliminary purchase price of $80,308, to the net tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values as of the acquisition date. The following summarizes the preliminary purchase price allocation of the Cie Games acquisition as if the acquisition had occurred on June 30, 2014:

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(in thousands)

Assets acquired:
Cash	$1,932
Accounts receivable, net	4,207
Restricted Cash	200
Other current assets	205
Property and equipment	512
Intangible assets:
Customer contract and related relationships	4,300
Titles, content and technology	19,200
Goodwill	63,317

Total assets acquired	93,873

Liabilities assumed:
Accounts Payable	(1,720)
Other accrued liabilities	(3,200)
Deferred Revenue	(293)
Deferred Tax Liabilities	(8,352)

Total liabilities acquired	(13,565)

Total preliminary purchase price	$80,308

The total estimated purchase price was preliminarily allocated to the acquired tangible and intangible assets and assumed liabilities based on their estimated fair values at closing as shown in the table above. The excess of the purchase price over the fair value of net assets acquired was recorded as goodwill. The goodwill balance is primarily attributed to expected synergies and the value of acquired assembled workforce. Goodwill is not expected to be deductible for U.S. income tax purposes. In accordance with ASC 350, Intangibles-Goodwill and Other (“ASC 350”), goodwill will not be amortized but will be tested for impairment at least annually. Under ASC 350, the Company performs the annual impairment review of its goodwill balance as of September 30.

The preliminary valuation of the identifiable intangible assets acquired was based on management’s estimates, currently available information and reasonable and supportable assumptions. The allocation was based on the fair value of these assets. Of the total purchase price, $23,500 was allocated to identifiable intangible assets. The identifiable intangible assets are being amortized over the respective estimated useful life of three to five years.

The fair values, estimated useful lives and accumulated amortization for the year ended December 31, 2013 and six months ended June 30, 2014 of the preliminary identifiable intangible assets acquired from Cie Games as if the acquisition had occurred on January 1, 2013 were as follows:

		June 30, 2014			December 31, 2013
	Estimated Useful Life	Gross Carrying Value	Accumulated Amortization Expense	Net Carrying Value	Gross Carrying Value	Accumulated Amortization Expense	Net Carrying Value
Intangible assets amortized to cost of revenues:
Titles, content and technology	3 yrs	$19,200	$(9,600)	$9,600	$19,200	$(6,400)	$12,800
Customer relationships	5 yrs	4,300	(1,290)	3,010	4,300	(860)	3,440

Total intangibles assets subject to amortization		$23,500	$(10,890)	$12,610	$23,500	$(7,260)	$16,240

The pro forma adjustments do not reflect any integration adjustments to be incurred in connection with the acquisition or operating efficiencies and costs savings that may be achieved with respect to the combined entities as these costs are not directly attributable to the purchase agreement.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(in thousands)

PlayFirst, Inc.

The preliminary valuation of the identifiable intangible assets acquired was based on management’s estimates, currently available information and reasonable and supportable assumptions. The allocation was generally based on the fair value of these assets. Of the total purchase price, $3,700 was allocated to identifiable intangible assets. The identifiable intangible assets are being amortized over the respective estimated useful life of three to five years.

The fair values, estimated useful lives and accumulated amortization of the preliminary identifiable intangible assets acquired from PlayFirst were as follows:

		June 30, 2014			December 31, 2013
	Estimated Useful Life	Gross Carrying Value	Accumulated Amortization Expense	Net Carrying Value	Gross Carrying Value	Accumulated Amortization Expense	Net Carrying Value
Intangible assets amortized to cost of revenues:
Titles, content and technology	3 yrs	$2,200	$(1,100)	$1,100	$2,200	$(733)	$1,467
Customer relationships	5 yrs	700	(210)	490	700	(140)	560
In-Process R&D	n/a	800	—	800	800	—	800

Total intangibles assets subject to amortization		$3,700	$(1,310)	$2,390	$3,700	$(873)	$2,827

NOTE 2 — PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma combined condensed financial statements have been prepared as if the acquisition had been completed on January 1, 2013 for statement of operations purposes and as of June 30, 2014 for balance sheet purposes and to reflect the following pro forma adjustments:

(1)	To record the issuance of Glu common stock for the acquisition of Cie Games valued at $50,813, representing 9,983 common shares valued at $5.09 per share.

(2)	Represents the cash portion of the purchase consideration for $29,495 payable upon the acquisition of Cie Games.

(3)	To record the preliminary estimated fair value of the identifiable intangible assets, which include customer contracts and related relationships and titles, content and technology for Cie Games.

(4)	To record the preliminary estimated goodwill resulting from the acquisition of Cie Games of $63,317 and a $93 net working capital adjustment to PlayFirst’s goodwill, please refer to footnote (11) below for further details.

(5)	To record the impact of 1) a preliminary fair value adjustment to the deferred costs related to platform fees paid to digital storefronts for $625, 2) an adjustment of $1,520 to reduce the carrying value of deferred tax assets to their preliminary estimated fair value and 3) an adjustment of $289 to record the fair value of prepaid royalty balances.

(6)	To record an adjustment of $97 to increase the carrying value of accrued royalties to their preliminary estimated fair value.

(7)	To reflect the Cie Games’ transaction related expenses of $785 payable by the Company upon the acquisition of Cie Games.

(8)	To record the historical carrying amount of Cie Games’ deferred revenue to its preliminary estimated fair value. The preliminary estimated fair value represents the estimated costs plus an assumed profit margin to fulfill all obligations associated with the deferred revenue assumed in the acquisition.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(in thousands)

(9)	To adjust the historical property & equipment balance as of June 30, 2014 for to its preliminary estimated fair value. No proforma depreciation charge was recorded to the statement of operations as the estimated charge was not material.

(10)	To record the elimination of the historical preferred stock, common stock and additional paid in capital.

(11)	To reflect a net working capital adjustment, resulting in the retention by the Company of 24 shares from the shares that were being held back by the Company pursuant to the PlayFirst merger agreement with an acquisition date fair value of $93.

(12)	To record the net impact of 1) a release of an $8,352 valuation allowance as a result of a deferred tax liability established due to the difference in fair value and tax basis of Cie Games acquired assets and liabilities and 2) the elimination of the accumulated deficit of Cie Games .

(13)	To record the amortization expense for the year ended December 31, 2013 and for the period January 1, 2014 through May 14, 2014 (date of acquisition) associated with the preliminary estimated identifiable intangible assets of PlayFirst acquired. See Note 1 above for the estimated useful lives for each preliminary estimated identifiable intangible asset.

(14)	To record the amortization expense associated with the preliminary estimated identifiable intangible assets of Cie Games acquired. See Note 1 above for the estimated useful lives for each preliminary estimated identifiable intangible asset.

(15)	To adjust the weighted average basic and diluted shares to reflect the issuance of 2,849 shares of common stock related to the acquisition of PlayFirst as if the shares had been outstanding throughout the periods presented as of January 1, 2013. This has been reduced by 1,500 shares, which are restricted shares as they are being held back in escrow and retained by the Company for 24 months to satisfy potential customary indemnification claims under the PlayFirst merger agreement.

(16)	To adjust the weighted average basic and diluted shares to reflect the issuance of 9,983 shares of common stock related to the acquisition of Cie Games as if the shares had been outstanding throughout the periods presented as of January 1, 2013. This has been reduced by 2,139 shares, which are restricted shares as they are held being back in escrow and retained by the Company for 18 months to satisfy potential customary indemnification claims under the Cie Games merger agreement.

There were no material transactions between the Company, Cie Games and PlayFirst during the year ended December 31, 2013 or the six months ended June 30, 2014.